EXTENSION AGREEMENT


      THIS AGREEMENT is made and entered into as of September 30, 2006 (this "Agreement") by and among Sentinel Technologies, Inc. a Delaware corporation ("STI"); Sentinel Operating, L.P., a Texas limited partnership and an affilitate of STI ("Sentinel"); Tidel Technologies, Inc., a Delaware corporation ("Tidel"); and Laurus Master Fund, Ltd., a Cayman Islands company ("Laurus").

      1. The parties hereto agree that the Exercise and Conversion Agreement, dated as of January 12, 2006, as amended from time to time, by and among STI, Sentinel, Tidel and Laurus be and is hereby amended by deleting the two references to "September 30, 2006" in Section 5.1 therein and inserting in lieu thereof the date "October 2, 2006".

      2. Tidel and Laurus agree that the Stock Redemption Agreement, dated as of January 12, 2006 (as amended from time to time, the "Redemption Agreement"), by and between Tidel Technologies and Laurus is hereby amended by deleting the date September 30, 2006 in Section 4, Section 9(a) and Section 9(b) thereof in the ultimate sentence therein and substituting in lieu therof the date "October 2, 2006" in each section.

      3. Laurus acknowledgesthe receipt from Tidel of the notice setting forth the Per Share Price (as defined in the Redemption Agreement) required to be delivered to Laurus pursuant to Section 2(c) of the Redemption Agreement and confirms that Tidel has complied with such Section 2(c) in all respects.

      This Agreement shall be governed by and construed and interpreted in accordance with the choice of law provisions set forth in, and shall be subject to the notice provisions of, the Redemption Agreement.

      This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one Agreement.


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

      IN WITNESS WHEREOF, STI Sentinel, Tidel and Laurus have caused this Agreement to be executed as of the date first written above.


                                            SENTINEL TECHNOLOGIES, INC.

                                            /s/ Raymond P. Landry
                                            ------------------------------------
                                            By: Raymond P. Landry
                                            Title: Chief Executive Officer


                                            SENTINEL OPERATING, L.P.

                                              By: Sentinal Cash Systems, L.L.C.,
                                                  its general partner

                                                  /s/ Raymond P. Landry
                                                  ------------------------------
                                                  By: Raymond P. Landry
                                                  Title: President


                                            TIDEL TECHNOLOGIES, INC.


                                            ------------------------------------
                                            By: Leonard L. Carr
                                            Title: Secretary


                                            LAURUS MASTER FUND, LTD.


                                            ------------------------------------
                                            By:
                                            Title:

      IN WITNESS WHEREOF, STI Sentinel, Tidel and Laurus have caused this Agreement to be executed as of the date first written above.


                                            SENTINEL TECHNOLOGIES, INC.


                                            ------------------------------------
                                            By: Raymond P. Landry
                                            Title: Chief Executive Officer


                                            SENTINEL OPERATING, L.P.

                                              By: Sentinal Cash Systems, L.L.C.,
                                                  its general partner


                                                  ------------------------------
                                                  By: Raymond P. Landry
                                                  Title: President


                                            TIDEL TECHNOLOGIES, INC.

                                            /s/ Leonard L. Carr
                                            ------------------------------------
                                            By: Leonard L. Carr
                                            Title: Secretary


                                            LAURUS MASTER FUND, LTD.


                                            ------------------------------------
                                            By:
                                            Title:

      IN WITNESS WHEREOF, STI Sentinel, Tidel and Laurus have caused this Agreement to be executed as of the date first written above.


                                            SENTINEL TECHNOLOGIES, INC.


                                            ------------------------------------
                                            By: Raymond P. Landry
                                            Title: Chief Executive Officer


                                            SENTINEL OPERATING, L.P.

                                              By: Sentinal Cash Systems, L.L.C.,
                                                  its general partner


                                                  ------------------------------
                                                  By: Raymond P. Landry
                                                  Title: President


                                            TIDEL TECHNOLOGIES, INC.


                                            ------------------------------------
                                            By: Leonard L. Carr
                                            Title: Secretary


                                            LAURUS MASTER FUND, LTD.

                                            /s/ Eugene Grin
                                            ------------------------------------
                                            By: Eugene Grin
                                            Title: Director